Exhibit 1.A(8)(b)(lii)

AMENDMENT TO THE PARTICIPATION AGREEMENT

This Agreement is made by and among Security Life of Denver Insurance Company ("Company"), M Fund, Inc. ("Fund") and M Financial Investment Advisers, Inc. ("Adviser") (collectively, the "Parties").

WHEREAS, the Parties executed a Participation Agreement dated December 1, 2000 (the "Participation Agreement") governing how shares of the Funds portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the Parties have agreed that it is in their interests to add additional Contracts and funding options to the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule 1 an amended Schedule 1 in the form attached hereto which adds Strategic Investor to the list of Contracts subject to the Participation Agreement.

  The Participation Agreement is hereby amended by substituting for the current Schedule 2 an amended Schedule 2 in the form attached hereto which adds certain Contracts and investment options to the list of those funding the Separate Accounts.
M FUND, INC.		SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ Daniel F. Byrne	By:	/s/ Jim Livingston
Name:	Daniel F. Byrne	Name:	Jim Livingston
Title:	President	Title:	Executive Vice President

M FINANCIAL INVESTMENT ADVISERS, INC.

By:	/s/ Daniel F. Byrne
Name:	Daniel F. Byrne
Title:	President

Schedule 1 - Amendment

Effective as of May 1, 2002, the following separate accounts of the Company and Contracts are hereby added to this Schedule 1 and made subject to the Agreement:

Name on Account	Type of Product Supported by Account	Name of Product
Security Life Separate Account M1	Variable Universal Life	Magnastar
Security Life Separate Account L1	Variable Universal Life	FirstLine
Security Life Separate Account L1	Variable Universal Life	FirstLine II
Security Life Separate Account L1	Variable Universal Life	Strategic Advantage
Security Life Separate Account L1	Variable Universal Life	Strategic Advantage II
Security Life Separate Account L1	Variable Universal Life	Asset Portfolio Manager
Security Life Separate Account L1	Variable Universal Life	Variable Survivorship
Security Life Separate Account L1	Variable Universal Life	Estate Designer
Security Life Separate Account L1	Variable Universal Life	Corporate Benefits
Security Life Separate Account L1	Variable Universal Life	Strategic Investor

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 1 in accordance with Article XI of the Agreement.

M FUND, INC.		SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ Daniel F. Byrne	By:	/s/ Jim Livingston
Name:	Daniel F. Byrne	Name:	Jim Livingston
Title:	President	Title:	Executive Vice President

M FINANCIAL INVESTMENT ADVISERS, INC.

By:	/s/ Daniel F. Byrne
Name:	Daniel F. Byrne
Title:	President

Schedule 2 - Amendment

Effective as of May 1, 2002, this Schedule 2 is hereby amended to reflect the following changes in Fund Series and other funding vehicles:

Contract Marketing Name:
Magnastar Variable Universal Life
FirstLine Variable Universal Life
FirstLine II Variable Universal Life
Strategic Advantage Variable Universal Life
Strategic Advantage II Variable Universal Life
Asset Portfolio Manager Variable Universal Life
Variable Survivorship Universal Life
Estate Designer Variable Universal Life
Corporate Benefits Variable Universal Life
Strategic Investor

M Fund, Inc. Fund Series:
Brandes International Equity Fund
Clifton Enhanced U.S. Equity Fund
Frontier Capital Appreciation Fund
Turner Core Growth Fund
Business Opportunity Value Fund

Other Funding Vehicles:
AIM Variable Insurance Funds
The Alger American Fund
Fidelity Variable Insurance Products Fund (I&II)
The GCG Trust
ING Income Shares
ING Partners, Inc.
ING Variable Portfolios, Inc.
ING Variable Products Trust
INVESCO Variable Investment Funds, Inc.
Janus Aspen Series
Pioneer Investment Management, Inc.
Putnam Variable Trust
Neuberger Berman Advisers Management Trust
Van Eck Worldwide Insurance Trust

IN WITNESS WHEREOF, the Fund, the Adviser, and the Company hereby amend this Schedule 2 in accordance with Article XI of the Agreement.

M FUND, INC.		SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	/s/ Daniel F. Byrne	By:	/s/ Jim Livingston
Name:	Daniel F. Byrne	Name:	Jim Livingston
Title:	President	Title:	Executive Vice President

M FINANCIAL INVESTMENT ADVISERS, INC.

By:	/s/ Daniel F. Byrne
Name:	Daniel F. Byrne
Title:	President